UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

TortoiseEcofin Acquisition Corp. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40633	98-1583266
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6363 College Boulevard
Overland Park, KS 66211

(Address of principal executive offices, including zip code)

(913) 981-1020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable warrant	TRTL.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	TRTL	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	TRTL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 13, 2023, TortoiseEcofin Acquisition Corp. III (the “Company”) and Continental Stock Transfer & Trust Company (“CST”) entered into an amendment to the Investment Management Trust Agreement dated as of July 19, 2021 (the “Trust Amendment”) to allow the Company to maintain the funds held in its trust account in an interest-bearing demand deposit account at a bank.

The foregoing summary of the Trust Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Trust Amendment filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01 Other Events

On June 13, 2023, the Company instructed CST to liquidate the investments held in the trust account and deposit the cash proceeds thereof into an interest bearing deposit account. Such deposit account carries a variable rate and the Company cannot assure you that the initial rate will not decrease or increase significantly.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to the Investment Management Trust Agreement, dated June 13, 2023, by and between TortoiseEcofin Acquisition Corp. III and Continental Stock Transfer & Trust Company, as trustee
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2023

TortoiseEcofin Acquisition Corp. III

By:	/s/ Vincent T. Cubbage
Name:	Vincent T. Cubbage
Title:	Chief Executive Officer

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